UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2016

IDI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 1, 2016, IDI, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the total number of shares represented in person or by proxy was 38,973,747 of the 46,924,183 shares of the Company’s common stock, par value $0.0005 (the “Common Stock”) outstanding and entitled to vote at the Annual Meeting as of the record date, April 13, 2016. The following matters were voted upon at the Annual Meeting.

The election of nine directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are qualified and duly elected:

Director Nominee	For	Vote Withheld
Michael Brauser	38,967,891	5,856
Dr. Phillip Frost	38,886,784	86,963
Derek Dubner	38,967,891	5,856
Ryan Schulke	38,967,891	5,856
Peter Benz	38,886,005	87,742
Robert Fried	38,877,530	96,217
Donald Mathis	38,965,605	8,142
Steve Rubin	38,877,309	96,438
Robert Swayman	38,968,112	5,635

A vote to approve an amendment to the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan: FOR the resolution 38,294,130; AGAINST the resolution 653,352; ABSTAIN 26,265; A vote to approve an award of restricted stock units to the Executive Chairman: FOR the resolution 38,212,313; AGAINST the resolution 737,209; ABSTAIN 24,225; A vote to approve an award of restricted stock units to the Vice Chairman: FOR the resolution 38,167,313; AGAINST the resolution 782,209; ABSTAIN 24,225; An advisory vote to approve the compensation paid to the Company’s named executive officers for 2015: FOR the resolution 38,434,042; AGAINST the resolution 512,500; ABSTAIN 27,205.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

June 6, 2016	By:	/s/ Derek Dubner

Name: Derek Dubner
Title: Chief Executive Officer